EXHIBIT 10.26

AMENDMENT NUMBER 1

TO THE

COMMUNITY BANCSHARES, INC. BENEFIT RESTORATION PLAN

(the “Plan”)

Pursuant to Section 7.2 of the Plan, Community Bancshares, Inc. hereby amends the Plan, effective as of October 23, 2003, by adding a new Section 4.10 to read as follows:

4.10 Forfeiture of Benefits. Notwithstanding any other provision of this Plan, a participant shall forfeit all benefits payable under this Plan, regardless of when such benefits accrue or have accrued, if the Board of Directors of Community Bancshares, Inc., or a committee thereof to which such authority is delegated, determines that the participant has (a) breached a fiduciary duty owed to Community Bancshares, Inc. or any direct or indirect subsidiary thereof (collectively, the “Company”) or to any benefit plan maintained by the Company resulting in an injury to the Company or the plan, or (b) committed an act of dishonesty resulting directly or indirectly in gain to or personal enrichment of the participant at the expense of the Company.

IN WITNESS WHEREOF, Community Bancshares, Inc. has caused this Amendment Number 1 to be executed by its duly authorized officer as of this 23rd day of October, 2003 to be effective as provided above.

COMMUNITY BANCSHARES, INC.

By:	/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and President

ATTEST:

/s/ William H. Caughran
Its Secretary